Exhibit 10.1

SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (the “Sixth Amendment”), dated March 31, 2008, is entered into by and between SRI/SURGICAL EXPRESS, INC., a Florida corporation (“Borrower”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Wachovia”) and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“LsSalle,” and together with Wachovia, the “Banks”);

WITNESSETH:

WHEREAS, the Borrower and the Banks have previously entered into the Second Amended and Restated Credit and Security Agreement, dated as of June 21, 2005 as amended from time to time (collectively, the “Agreement”);

WHEREAS, the Borrower and Banks desire to extend the Revolving Loan Period under the Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants contained herein and other good and valuable consideration, the Borrower and the Banks do hereby amend the Agreement as follows:

Section 1. Definition of Revolving Loan Termination Date Amended. The definition of Revolving Loan Termination Date in the Agreement is hereby amended by inserting the following new definition in lieu thereof:

“Revolving Loan Termination Date” means September 21, 2008.

Section 2. Section 8.9 of Agreement Inserted. The Agreement is hereby amended by deleting Section 8.9 in its entirety and inserting the following in lieu thereof:

8.9 Non-Extension of Revolving Loan Termination Date. If the Banks notify Borrower that the Banks will not extend the current Revolving Loan Termination Date by no later than July 1, 2008, the Borrower shall have until the first business day of September 1, 2008 to substitute the Letters of Credit. Failure to substitute the Letters of Credit shall be an event of default under this Agreement, and the Banks or Collateral Agent can declare a default under the Indenture causing a mandatory tender or purchase of the Tennessee Bonds and the California Bonds.

Section 3. Effect of Modification and Amendment of Agreement. The Agreement shall be deemed to be modified and amended in accordance with the provisions of this Sixth Amendment to the Agreement and the respective rights, duties and obligations of the Borrower and the Banks under the Agreement shall remain to be determined, exercised and enforced under the Agreement subject in all respects to such modifications and amendments in writing, and all the terms and conditions of this Sixth Amendment to the Agreement shall be part of the terms and conditions of the Agreement for any and all purposes. All the other terms of the Agreement shall continue in full force and effect subject to the amendments set forth herein.

Section 4. Representations and Warranties. The Borrower represents and warrants to the Banks as follows:

(a) Representations and Warranties in Agreement. The representations and warranties of the Borrower contained in the Agreement (i) were true and correct when made, and (ii) after giving effect to this Sixth Amendment continue to be true and correct on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Agreement, as amended hereby, and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

(b) Authority. The execution and delivery by the Borrower of this Sixth Amendment and the performance by the Borrower of all of its agreements and obligations under this Sixth Amendment within its corporate authority, have been duly authorized by all necessary corporate action and do not and will not: (i) contravene any provision of its charter documents or any amendment thereof; (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of its respective property under any agreement, deed of trust, indenture, mortgage or other instruments to which it is a party or by which any of its properties are bound including, without limitation, any of other agreements; (iii) violate or contravene any provision of any law, statute, rule or regulation to which the Borrower is subject or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official applicable to the Borrower; (iv) require any waivers, consents or approvals by any of its creditors which have not been obtained; or (v) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any law.

(c) Enforceability of Obligations. This Sixth Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, provided that: (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors; and (ii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

Section 5. Counterparts. This Sixth Amendment to the Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Section 6. Governing Law. This Sixth Amendment to the Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

IN WITNESS WHEREOF, the Borrower and the Banks have caused this Sixth Amendment to the Agreement to be executed in their respective names to be hereunto by their duly authorized representatives, all as of the date first above written.

THE BORROWER:		THE BANKS:

SRI/SURGICAL EXPRESS, INC.		WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Wallace D. Ruiz	By:	/s/ Leslie Fredericks
Name:	Wallace D. Ruiz	Name:	Leslie Fredericks
Title:	Sr. VP & CFO	Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

		By:	/s/ Kimberly A. Bruce
		Name:	Kimberly A. Bruce
		Title:	Senior Vice President